Exhibit 99.1

FOR IMMEDIATE RELEASE - EARNINGS

HOUSTON, April 29, 2015 -- Atwood Oceanics, Inc. (NYSE: ATW) ("Company"), announced today that it had earned net income of $122.7 million or $1.89 per diluted share, on revenues of $350.4 million for the quarter ended March 31, 2015 compared to net income of $46.2 million or $0.71 per diluted share on revenues of $351.7 million for the quarter ended December 31, 2014 and compared to net income of $73.3 million or $1.13 per diluted share, on revenues of $273.1 million for the quarter ended March 31, 2014. For the six months ended March 31, 2015, the Company earned net income of $168.9 million or $2.60 per diluted share, on revenues of $702.1 million compared to net income of $156.7 million or $2.41 per diluted share, on revenues of $557.8 million for the six months ended March 31, 2014.

During the quarter ended March 31, 2015, the Company recorded a loss of approximately $5.5 million ($5.5 million, net of tax, or $0.08 per diluted share) for the pending sale of the Atwood Hunter for recycling. During the quarter ended December 31, 2014, the Company recorded a non-cash impairment charge of approximately $60.8 million ($56.1 million, net of tax, or $0.86 per diluted share) related to the Atwood Hunter. In addition, during the quarter ended December 31, 2014, the Company recorded a loss of approximately $8.0 million ($7.1 million, net of tax, or $0.11 per diluted share) for the sale of the Atwood Southern Cross and a loss of $1.8 million on the sale of other equipment.

	For the Three Months Ended
	(Unaudited)
(In thousands, except per share amounts)	March 31, 2015	December 31, 2014	March 31, 2014
Revenues	$350,387	$351,726	$273,097

Income before Income Taxes	$134,976	$55,340	$97,283
Provision for Income Taxes	(12,307)	(9,122)	(23,983)
Net Income	$122,669	$46,218	$73,300

Earnings per Common Share -
Basic	$1.90	$0.72	$1.14
Diluted	$1.89	$0.71	$1.13

	For the Six Months Ended
	(Unaudited)
(In thousands, except per share amounts)	March 31, 2015	March 31, 2014
Revenues	$702,113	$557,803

Income before Income Taxes	$190,316	$191,543
Provision for Income Taxes	(21,429)	(34,846)
Net Income	$168,887	$156,697

Earnings per Common Share -
Basic	$2.62	$2.44
Diluted	$2.60	$2.41

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands, except per share amounts)	2015	2014	2015	2014
REVENUES:
Contract drilling	$338,621	$260,062	$675,382	$533,619
Revenues related to reimbursable expenses	11,766	13,035	26,731	24,184
Total revenues	350,387	273,097	702,113	557,803

COSTS AND EXPENSES:
Contract drilling	131,124	136,966	267,589	260,128
Reimbursable expenses	8,661	9,188	20,568	17,602
Depreciation	42,528	37,231	87,103	69,775
General and administrative	14,737	15,022	32,146	34,844
Asset impairment	—	—	60,777	—
(Gain) loss on sale of assets	5,529	(32,442)	15,335	(34,079)
Other, net	—	(1,602)	—	(1,602)
	202,579	164,363	483,518	346,668

OPERATING INCOME	$147,808	$108,734	$218,595	$211,135

OTHER INCOME (EXPENSE):
Interest expense, net of capitalized interest	(12,847)	(11,502)	(28,351)	(19,713)
Interest income	15	51	72	121
	(12,832)	(11,451)	(28,279)	(19,592)

INCOME BEFORE INCOME TAXES	134,976	97,283	190,316	191,543
PROVISION FOR INCOME TAXES	12,307	23,983	21,429	34,846
NET INCOME	$122,669	$73,300	$168,887	$156,697

EARNINGS PER COMMON SHARE:
Basic	$1.90	$1.14	$2.62	$2.44
Diluted	$1.89	$1.13	$2.60	$2.41
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,620	64,238	64,513	64,175
Diluted	65,048	65,031	65,031	65,028

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS

	REVENUES
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015	March 31, 2014
Ultra-Deepwater	$183	$167	$120	$350	$207
Deepwater	82	98	64	181	172
Jackups	73	72	76	145	155
Reimbursable	12	15	13	26	24
	$350	$352	$273	$702	$558

	CONTRACT DRILLING COSTS
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015	March 31, 2014
Ultra-Deepwater	$68	$63	$46	$131	$81
Deepwater	32	41	57	73	105
Jackups	30	31	33	61	70
Reimbursable	9	12	9	21	18
Other	1	1	1	2	4
	$140	$148	$146	$288	$278

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	March 31, 2015	September 30, 2014
	(Unaudited)
ASSETS
Cash	$90,234	$80,080
Accounts receivable	226,695	242,684
Income tax receivable	9,864	6,260
Inventories of materials and supplies	134,415	132,368
Prepaid expenses, deferred costs and other current assets	28,069	36,415
Total current assets	489,277	497,807

Property and equipment, net	4,010,691	3,967,028

Other receivables	11,831	11,831
Deferred income taxes	166	589
Deferred costs and other assets	24,317	29,973
Total assets	$4,536,282	$4,507,228

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$106,150	$94,315
Accrued liabilities	20,194	19,158
Dividends payable	16,161	16,090
Short-term debt	—	11,885
Interest payable	8,424	8,099
Income tax payable	13,924	14,234
Deferred credits and other liabilities	4,145	3,596
Total current liabilities	168,998	167,377

Long-term debt	1,606,542	1,742,122
Deferred income taxes	822	783
Deferred credits	4,532	4,100
Other	37,439	37,322
Total long-term liabilities	1,649,335	1,784,327

Commitments and contingencies

Preferred stock, no par value, 1,000 shares authorized, none outstanding	—	—
Common stock, $1.00 par value, 180,000 shares authorized with 64,644 issued and outstanding at March 31, 2015 and 180,000 shares authorized and 64,362 shares issued and outstanding at September 30, 2014	64,644	64,362
Paid-in capital	208,264	201,464
Retained earnings	2,438,790	2,286,137
Accumulated other comprehensive income	6,251	3,561
Total shareholders' equity	2,717,949	2,555,524
Total liabilities and shareholders' equity	$4,536,282	$4,507,228

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH

	Six Months Ended March 31,
(In thousands)	2015	2014
Cash flows from operating activities:
Net income	$168,887	$156,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	87,103	69,775
Amortization	3,761	4,513
Provision for doubtful accounts and inventory obsolescence	160	1,539
Deferred income tax benefit	(3,512)	(649)
Share-based compensation expense	8,119	7,725
Asset impairment	60,777	—
(Gain) loss on sale of assets	15,335	(34,079)
Changes in assets and liabilities:
Accounts receivable	15,829	(39,559)
Income tax receivable	(3,604)	(1,543)
Inventories of materials and supplies	(17,110)	(8,097)
Prepaid expenses, deferred costs and other current assets	9,789	9,524
Deferred costs and other assets	(357)	(26,568)
Accounts payable	2,825	(8,617)
Accrued liabilities	(3,691)	(1,158)
Income tax payable	(310)	3,091
Deferred credits and other liabilities	5,747	34,910
Net cash provided by operating activities	349,748	167,504

Cash flows from investing activities:
Capital expenditures	(177,130)	(497,634)
Proceeds from sale of assets	2,524	57,517
Net cash used in investing activities	(174,606)	(440,117)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	340,000
Principal payments on long-term debt	(135,000)	(90,000)
Repayments on short-term debt, net	(11,885)	(8,071)
Dividends paid	(16,163)	—
Proceeds from exercise of stock options	1,186	1,651
Debt issuance costs paid	(3,126)	(102)
Net cash (used) provided by financing activities	(164,988)	243,478
Net increase (decrease) in cash and cash equivalents	10,154	(29,135)
Cash and cash equivalents, at beginning of period	80,080	88,770
Cash and cash equivalents, at end of period	$90,234	$59,635

Non-cash activities:
Increase in accounts payable and accrued liabilities related to capital expenditures	$3,020	$1,375

Atwood Oceanics, Inc. is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The Company currently owns 12 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

As part of our ongoing commitment to our shareholders, Atwood Oceanics uses a variety of Social Networks sites to disseminate company information. For a full list of the official Social Media pages for Atwood Oceanics, please visit the Social Media Disclaimer page of our IR site at: http://ir.atwd.com/GenPage.aspx?IID=4010374&GKP=210376.

Conference Call

The Company has scheduled a conference call and webcast related to its second quarter 2015 results on Thursday, April 30, 2015, at 9:00 a.m. U.S. Central Standard Time. Interested parties are invited to listen to the call by dialing 1-877-876-9177, or internationally 1-785-484-1666, Conference ID - Atwood. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company's Web site.

A replay of the conference call will be available on the Company's Web site following the end of the live call.

Contact: Mark L. Mey
(281) 749-7902